UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

November 28, 2018

Date of Report (Date of Earliest Event Reported)

Phoenix Life Sciences International Limited.

(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3000 Lawrence Street Denver, CO 80205 1.720.699.7222 or Investor Relations +1.888.717.5655

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

PHOENIX LIFE SCIENCE INTERNATIONAL LIMITED

Form 8-K

Current Report

ITEM 7.01	REGULATION FD DISCLOSURE

On November 28, 2018, the Company’s Board of Directors announced that Angus Stewart has joined the company as the Agriculture and Horticulture Senior Advisor. Mr. Stewart has over two decades of experience specializing in horticulture and is currently an Agricultural and Horticultural Scientist and Consultant Plant Breeder of approximately 100 commercially released plant cultivars. He is an Honorary Research Associate at the University of Tasmania and has been involved in multiple significant studies including several on the benefits of cannabidiol (CBD). Additionally, Stewart has extensive experience with plant breeding techniques of all levels and is well versed in the best practices for the production and extraction of botanical active ingredients like cannabinoids. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

On December 6, 2018, the Company’s Board of Directors announced that the Company has released an online version of its Investor Relations deck with an accompanying video presentation on its website and at http://phxlife.net/PLSI-Deck. The deck and presentation walks prospective investors through the company’s background, overall mission, business model, future plans and information on how to invest in Phoenix Life’s goal of transforming the future of global healthcare. A copy of the press release is attached hereto as Exhibit 99.2. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release issued November 28, 2018.
99.2	Press Release issued December 6, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Life Science International Limited
Date: December 7, 2018	By:	/s/ Martin Tindall
Martin Tindall
Chief Executive Officer

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